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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

         The undersigned, Peter S. Drotch, hereby constitutes and appoints Daniel Maxwell Meyers and Donald R. Peck my true and lawful attorneys, with full power to each of them singly, to sign for me and in my name in my capacity as a director of The First Marblehead Corporation (the "Company"), any and all pre-effective and post-effective amendments to the Company's registration statement on Form S-1 (File No. 333-108531), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, and hereby ratify and confirm all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 9th day of October, 2003.


                                                  /s/ Peter S. Drotch
                                                  -----------------------------
                                                  Peter S. Drotch